[GRAPHIC OMITTED] WHITE & CASE

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                             Dated January [?], 2010

                     AMENDED AND RESTATED DEPOSIT AGREEMENT

                                     between

                      CHINA LIFE INSURANCE COMPANY LIMITED

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                  as Depositary

                                       and

                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

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                                White & Case LLP
                               5 Old Broad Street
                                London EC2N 1DW
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                               TABLE OF CONTENTS

                                                                            Page

1.   CERTAIN DEFINITIONS.......................................................1

2.   ADRS......................................................................2

3.   DEPOSIT OF SHARES.........................................................3

4.   ISSUE OF ADRS.............................................................4

5.   DISTRIBUTIONS ON DEPOSITED SECURITIES.....................................4

6.   WITHDRAWAL OF DEPOSITED SECURITIES........................................4

7.   SUBSTITUTION OF ADRS......................................................4

8.   CANCELLATION AND DESTRUCTION OF ADRS......................................5

9.   THE CUSTODIAN.............................................................5

10.  CO-REGISTRARS AND CO-TRANSFER AGENTS......................................5

11.  LISTS OF HOLDERS..........................................................5

12.  DEPOSITARY'S AGENTS.......................................................5

13.  SUCCESSOR DEPOSITARY......................................................5

14.  REPORTS...................................................................6

15.  ADDITIONAL SHARES.........................................................6

16.  INDEMNIFICATION...........................................................7

17.  NOTICES...................................................................8

18.  MISCELLANEOUS.............................................................8

19.  COMPLIANCE WITH U.S. SECURITIES LAWS......................................8

20.  CONSENT TO JURISDICTION...................................................8

21.  GOVERNING LAW............................................................10

SCHEDULE 1 ANNEXED TO AND INCORPORATED IN AMENDED AND
               RESTATED DEPOSIT AGREEMENT.....................................12

                                      (i)
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THIS AGREEMENT is dated as of January [?], 2010

BETWEEN:

(1)  CHINA LIFE INSURANCE COMPANY LIMITED and its successors (the "Company"),

(2) DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder ("ADRs") evidencing American Depositary Shares ("ADSs") representing deposited Shares (defined below).

WHEREAS

(A) The Company and JPMorgan Chase Bank (the "Predecessor Depositary") are parties to a deposit agreement dated as of December 11, 2003, as amended by amendment number one dated as of December 15, 2006 (the "Original Deposit Agreement") for the purposes set forth therein;

(B) This amended and restated deposit agreement (the "Amended and Restated Deposit Agreement") amends the Original Deposit Agreement.

THE PARTIES HERETO AGREE AS FOLLOWS:

1.   CERTAIN DEFINITIONS

     (a)  "ADR Register" is defined in paragraph (3) of the form of ADR.

     (b) "ADRs" mean the American Depositary Receipts executed and delivered hereunder. ADRs may be either in physical certificated form or Direct Registration ADRs. ADRs in physical certificated form, and the terms and conditions governing the Direct Registration ADRs (as hereinafter defined), shall be substantially in the form of Schedule 1 annexed hereto (the "form of ADR"). The term "Direct Registration ADR" means an ADR, the ownership of which is recorded on the Direct Registration System. References to "ADRs" shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

     (c) Subject to paragraph (13) of the form of ADR, each "ADS" evidenced by an ADR represents the right to receive fifteen (15) Shares and a pro rata share in any other Deposited Securities.

     (d) "Commission" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

     (e) "Custodian" means the agent or agents of the Depositary (singly or collectively, as the context requires) and any additional or substitute Custodian appointed pursuant to Clause 9.

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     (f)  The terms "deliver", "execute", "issue", "register", "surrender",
          "transfer" or "cancel", when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System, and, when used with respect to ADRs in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the ADRs.

     (g)  "Delivery Order" is defined in Clause 3.

     (h) "Deposited Securities" as of any time means all Shares at such time deposited under this Amended and Restated Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

     (i) "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

     (j) "Holder" means the person or persons in whose name an ADR is registered on the ADR Register.

     (k) "Securities Act of 1933" means the United States Securities Act of 1933, as from time to time amended.

     (l) "Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as from time to time amended.

     (m) "Shares" mean the overseas listed foreign-invested shares in registered form of the Company, or interim certificates representing such Shares, and shall include the rights to receive Shares specified in paragraph (1) of the form of ADR.

     (n)  "Transfer Office" is defined in paragraph (3) of the form of ADR.

     (o)  "Withdrawal Order" is defined in Clause 6.

2.   ADRS

     (a) ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their

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          obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject. ADRs may be issued in denominations of any number of ADSs. ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. ADRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

     (b) Direct Registration ADRs. Notwithstanding anything in this Amended and Restated Deposit Agreement or in the form of ADR to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.

     (c) Holders shall be bound by the terms and conditions of this Amended and Restated Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

3.   DEPOSIT OF SHARES

     In connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a Direct Registration ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor; and (d) proxies entitling the Custodian to vote such deposited Shares. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraph (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Amended and Restated Deposit Agreement. To the extent that the provisions of or governing the Shares make delivery of certificates therefor impracticable, Shares may be deposited hereunder by such delivery thereof as the Depositary or the Custodian may reasonably accept, including, without limitation, by causing them to be credited to an account maintained by the Custodian for such purpose with the Company or an accredited intermediary, such as a bank, acting as a registrar for the Shares, together with delivery of the documents, payments and Delivery Order referred to herein to the Custodian or the Depositary.

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4.   ISSUE OF ADRS

     After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Amended and Restated Deposit Agreement, shall properly issue at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

5.   DISTRIBUTIONS ON DEPOSITED SECURITIES

     To the extent that the Depositary determines in its discretion that any distribution pursuant to paragraph (10) of the form of ADR is not reasonably practicable with respect to any Holder, the Depositary may make such distribution as it so deems reasonably practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

6.   WITHDRAWAL OF DEPOSITED SECURITIES

     In connection with any surrender of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a "Withdrawal Order"). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.

7.   SUBSTITUTION OF ADRS

     The Depositary shall execute and deliver a new Direct Registration ADR in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen certificated ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

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8.   CANCELLATION AND DESTRUCTION OF ADRS

     All ADRs surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy ADRs in certificated form so cancelled in accordance with its customary practices.

9.   THE CUSTODIAN

     Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it. The Depositary may from time to time appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than Deutsche Bank Trust Company Americas) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian may resign from its duties hereunder by at least 30 days written notice to the Depositary. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

10.  CO-REGISTRARS AND CO-TRANSFER AGENTS

     The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than Deutsche Bank Trust Company Americas) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Amended and Restated Deposit Agreement.

11.  LISTS OF HOLDERS

     The Company shall have the right to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary's receipt of such request.

12.  DEPOSITARY'S AGENTS

     The Depositary may perform its obligations under this Amended and Restated Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

13.  SUCCESSOR DEPOSITARY

     The Depositary may at any time resign as Depositary hereunder by a 90-day prior written notice of its election to do so delivered to the Company. The Depositary may at any time be removed by the Company by a 90-day prior written notice of such

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     removal. Notwithstanding anything to the contrary contained herein, in case at any time the Depositary acting hereunder shall resign or be removed, it shall continue to act as Depositary for the purpose of terminating this Amended and Restated Deposit Agreement pursuant to paragraph (17) of the form of ADR. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act.

14.  REPORTS

     On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company will also transmit to the Depositary, as required under relevant U.S. Securities laws
     (a) English language versions of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) English language versions of the Company's annual and other reports prepared in accordance with the applicable requirements of the Commission. The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of this Amended and Restated Deposit Agreement.

     The Depositary will make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the ADRs evidencing the ADSs representing such Shares governed by such provisions at the Depositary's Corporate Trust Office, at the office of the Custodian and at any other designated transfer office.

15.  ADDITIONAL SHARES

     Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Amended and Restated Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions (i) in order to facilitate the Company's compliance with securities laws in the United States, or (ii) for other reasons.

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16.  INDEMNIFICATION

     The Company shall indemnify, defend and save harmless each of the Depositary and its agents against any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Amended and Restated Deposit Agreement and of the ADRs, as the same may be amended, modified or supplemented from time to time in accordance herewith (i) by either the Depositary or its agents or their respective directors, employees, agents and affiliates, except, subject to the penultimate paragraph of this Clause 16, for any liability or expense directly arising out of the negligence or bad faith of such person, or (ii) by the Company or any of its directors, employees, agents or affiliates.

     The indemnities set forth in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of ADSs, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

     Except as provided in the next succeeding paragraph, the Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Amended and Restated Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary and its agents appointed and acting hereunder.

     Notwithstanding any other provision of this Amended and Restated Deposit Agreement or the form of ADR to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought. Notwithstanding the above, to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders) against the Depositary or its agents, the Depositary will be entitled to seek indemnity for such Special Damages except to the extent such Special Damages arise out of the fraud, gross negligence or willful misconduct of the Depositary.

     Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person's rights to seek indemnification except to the extent such failure results in the forfeiture of substantive rights or defenses of the Indemnifying Person) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or

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     claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No Indemnified Person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the Indemnifying Person; provided, however, that such consent shall not be unreasonably withheld or delayed.

     The obligations set forth in this Clause 16 shall survive the termination of this Amended and Restated Deposit Agreement and the succession or substitution of any indemnified person.

17.  NOTICES

     Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

     (a)  Deutsche Bank Trust Company Americas
          60 Wall Street
          New York, New York 10005
          Attention: ADR Administration
          Fax: + 1 212 797 0327

     (b)  China Life Insurance Company Limited
          16 Chaowai Avenue
          Chaoyang District
          Beijing 100020, China
          Attention: Mr. Yuxi Lan
          Fax: : +86 10 8525 2210

18.  MISCELLANEOUS

     This Amended and Restated Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and owners of ADRs from time to time shall be parties to this Amended and Restated Deposit Agreement and shall be bound by all of the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This Amended and Restated Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

19.  COMPLIANCE WITH U.S. SECURITIES LAWS

     Notwithstanding any other provision of this Amended and Restated Deposit Agreement, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

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20.  CONSENT TO JURISDICTION

     The Company hereby (i) designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10019, in the State of New York, as the Company's authorized agent upon which process may be served in any suit, action or proceeding arising out of or based upon this Amended and Restated Deposit Agreement or the transactions contemplated hereby, and (ii) agrees that the service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company agrees to deliver, upon the execution and delivery of this Amended and Restated Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect for so long as any ADSs or ADRs remain outstanding or this Amended and Restated Deposit Agreement remains in force. The Company also irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Holder, arising out of or based upon this Amended and Restated Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and, with respect to any legal suit, action or proceeding involving the Depositary or its agents, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. If, for any reason, the agent named above or its successor shall no longer serve as agent of the Company to receive service of process in StateplaceNew York, the Company shall promptly appoint a successor acceptable to the Depositary, so as to serve and will promptly advise the Depositary thereof. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Depositary or any Holder in any competent court in the People's Republic of China.

     To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or this Agreement, the Company, to the fullest extent permitted by law, hereby

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     irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

21.  GOVERNING LAW

     This Amended and Restated Deposit Agreement and the ADRs shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization by the Company, which shall be governed by the laws of the People's Republic of China.

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IN WITNESS WHEREOF, CHINA LIFE INSURANCE COMPANY LIMITED and DEUTSCHE BANK TRUST
COMPANY AMERICAS have duly executed this Amended and Restated Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

CHINA LIFE INSURANCE COMPANY LIMITED


By:  [?]

Name:  [?]

Title:  [?]

DEUTSCHE BANK TRUST COMPANY AMERICAS


By:  [?]

Name:  [?]

Title:  Vice President

By:  [?]

Name:  [?]

Title:  Vice President

                                   SCHEDULE 1

                         ANNEXED TO AND INCORPORATED IN
                     AMENDED AND RESTATED DEPOSIT AGREEMENT

                             [FORM OF FACE OF ADR]

Number                                                              No. of ADSs:

                                                             Each ADS represents
                                                             fifteen (15) Shares

                                                                          CUSIP:

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                                 CLASS H SHARES

                                       of

                      CHINA LIFE INSURANCE COMPANY LIMITED

                             (Incorporated under the
                     laws of The People's Republic of China)

DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G., as depositary hereunder (the "Depositary"), hereby certifies that ________ is the registered owner (a "Holder") of ________ American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing 15 overseas listed foreign-invested shares, or H shares (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of China Life Insurance Company Limited, a corporation organized under the laws of The People's Republic of China (the "Company"), deposited under the Amended and Restated Deposit Agreement dated as of January [?], 2010 (as amended from time to time, the "Amended and Restated Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Amended and Restated Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of StateplaceNew York.

1.   ISSUANCE OF ADRS

     This ADR is one of the ADRs issued under the Amended and Restated Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Amended and Restated Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Amended and

     Restated Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company (i) in order to facilitate the Company's compliance with such Act, or (ii) for other reasons.

2.   WITHDRAWAL OF DEPOSITED SECURITIES

     Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Amended and Restated Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

3.   TRANSFERS OF ADRS

     The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Amended and Restated Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

4.   CERTAIN LIMITATIONS

     Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause
     (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Amended and Restated Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Amended and Restated Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

5.   TAXES

     If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the

     Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

6.   DISCLOSURE OF INTERESTS; LIMITATION ON OWNERSHIP

     To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof.

     Holders and holders of interests in ADSs will be subject to the provisions of the Hong Kong Securities and Futures Ordinance (the "Ordinance") and any other regulations of placeHong Kong relating to disclosure of interests in Shares. For the purpose of this paragraph, "interest" shall have the meaning set forth in the Ordinance. Under the Ordinance, a Holder or holder of an interest in ADSs will have a duty to notify the Company and The Stock Exchange of Hong Kong Limited if such Holder or holder becomes aware that its interest in Shares (including its interest in Shares represented by ADSs and/or any deemed or attributable interests specified in the Ordinance (including but not limited to equity derivatives)) equals or exceeds 5% of long positions in the outstanding share capital of the Company. If a Holder or holder of an interest in ADSs has long positions which in the aggregate equal to or exceed 5% of the outstanding share capital of the Company, then it is required to notify the Company and The Stock Exchange of Hong Kong Limited if its aggregate short positions equal to or exceed 1% of the outstanding share capital of the Company. Such Holder or holder of an interest in ADSs may be required to further notify the Company and The Stock Exchange of Hong Kong Limited of certain changes in such Holder or beneficial owner's interest in the Shares after the first notification. Under the Ordinance, the Company may make inquiries if the Company knows or has reasonable cause to believe that a Holder or holder of an interest in ADSs has any interest in Shares (including its interest in Shares represented by ADSs and/or any deemed or attributable interests specified in the Ordinance (including but not limited to equity derivatives)) or has a short position in Shares or ADSs. The Depositary agrees that it shall use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests for information relating to such interest in Shares or ADSs to such Holder and to forward to the Company any responses to such requests received by the Depositary provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holder. No Holder may individually or with its nominees or other persons acting in concert beneficially own more than 10% of the outstanding share capital of the Company without the prior approval of the China Insurance Regulatory Commission.

7.   CHARGES OF DEPOSITARY

     The Depositary may charge each person to whom ADSs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph
     (10)), and each person surrendering ADSs for withdrawal of Deposited Securities, U.S.$5.00 for each

     100 ADSs (or portion thereof) delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the Deposited Securities or a distribution of ADRs pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.02 or less per ADS (or portion thereof) for any Cash distribution made pursuant to the Amended and Restated Deposit Agreement, (ii) to the extent not prohibited by the rules of any stock exchange or interdealer quotation system upon which the ADSs are traded, a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, or (iv) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Amended and Restated Deposit Agreement), and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in paragraph (16).

8.   AVAILABLE INFORMATION

     The Amended and Restated Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the

     United States Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.W., Washington, D.C. 20549.

9.   EXECUTION

     This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

     DEUTSCHE BANK TRUST COMPANY AMERICAS,
     as Depositary


     By:

     Name:

     Title:

     The Depositary's office is located at 60 Wall Street,
     New York, New York 10005.

                            [FORM OF REVERSE OF ADR]

10.  DISTRIBUTIONS ON DEPOSITED SECURITIES

     Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis,
     (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. (b) Shares.
     (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the placecountry-regionUnited States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

11.  RECORD DATES

     The Depositary may, after consultation with the Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

12.  VOTING OF DEPOSITED SECURITIES

     As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall distribute to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor, subject to any applicable provision of Hong Kong or People's Republic of China law, will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

13.  CHANGES AFFECTING DEPOSITED SECURITIES

     Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

14.  EXONERATION

     The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, regulation of the United States, Hong Kong, the People's Republic of China or any other country, or of any governmental or regulatory authority or stock exchange, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Amended and Restated Deposit Agreement or this ADR provides shall be done or performed by it, or
     (ii) by reason of any exercise or failure to exercise any discretion given it in the Amended and Restated Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Amended and Restated Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the Amended and Restated Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Amended and Restated Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

15.  RESIGNATION AND REMOVAL OF DEPOSITARY; THE CUSTODIAN

     The Depositary may resign as Depositary by a 90-day written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by a 90-day prior written notice of such removal delivered to the Depositary. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

16.  AMENDMENT

     Subject to the last sentence of paragraph (2), the ADRs and the Amended and Restated Deposit Agreement may be amended by written agreement between the Company and the Depositary, without consent of the Holders, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Amended and Restated Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Amended and Restated Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Amended and Restated Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Amended and Restated Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Amended and Restated Deposit Agreement in such circumstances may become

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     effective before a notice of such amendment or supplement is given to
     Holders or within any other period of time as required for compliance.

17.  TERMINATION

     Upon the resignation or removal of the Depositary pursuant to the Amended and Restated Deposit Agreement, the Depositary shall, at the written direction of the Company, terminate the Amended and Restated Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Amended and Restated Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Amended and Restated Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Amended and Restated Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Amended and Restated Deposit Agreement except for its obligations to the Depositary and its agents.